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                                                                    EXHIBIT 23.1
                                                                    ------------



                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this registration statement of OYO Geospace Corporation on Form S-8 (File No. 333-xxxxx) of our reports dated November 17, 1998, except for Note 17 thereto, as to which the date is December 8, 1998, on our audits of the consolidated financial statements and financial statement schedule of OYO Geospace Corporation, which reports are included in the Annual Report on Form 10-K of OYO Geospace Corporation for the fiscal year ended September 30, 1998, filed December 21, 1998 (File No. 001-13601).

                              /s/ PRICEWATERHOUSECOOPERS LLP
                              PricewaterhouseCoopers LLP



Houston, Texas
June 4, 1999